      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 31, 2001.
                                                  REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            TETRA TECHNOLOGIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                                           74-2148293
(STATE OR OTHER JURISDICTION OF                          (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NO.)

                                25025 I-45 NORTH
                           THE WOODLANDS, TEXAS 77380
          (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)

        TETRA TECHNOLOGIES, INC. 1990 STOCK OPTION PLAN, AS AMENDED, AND
                 TETRA TECHNOLOGIES, INC. 1996 STOCK OPTION PLAN
                   FOR NONEXECUTIVE EMPLOYEES AND CONSULTANTS
                           (FULL TITLES OF THE PLANS)

                              BASS C. WALLACE, JR.
                                 GENERAL COUNSEL
                                25025 I-45 NORTH
                           THE WOODLANDS, TEXAS 77380
                                 (713) 367-1983
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                              -------------------

                                    COPY TO:
                                JEFFREY R. HARDER
                             ANDREWS & KURTH L.L.P.
                        2170 BUCKTHORNE PLACE, SUITE 150
                           THE WOODLANDS, TEXAS 77380
                                 (713) 220-4801

                              -------------------

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================
                                                           PROPOSED           PROPOSED
                                                           MAXIMUM             MAXIMUM
                                      AMOUNT TO BE      OFFERING PRICE       AGGREGATE           AMOUNT OF
 TITLE OF PLAN TO BE REGISTERED        REGISTERED(1)      PER SHARE        OFFERING PRICE    REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------
1990 Stock Option Plan, as amended       950,000          $ 26.86(2)       $ 25,517,000(2)       $ 6,379.25
--------------------------------------------------------------------------------------------------------------
1996 Stock Option Plan for Nonexecutive
  Employees and Consultants              500,000          $ 26.86(2)       $ 13,430,000(2)       $ 3,357.50
==============================================================================================================

(1) Pursuant to Rule 416 of the Securities Act, this number includes an indeterminate number of additional shares that may be issued under the above-referenced plans as a result of anti-dilution provisions, stock splits, stock dividends or similar transactions. The registrant has previously registered with the Commission (i) 3,000,000 shares issuable upon exercise of options granted or to be granted under the 1990 Stock Option Plan, as amended, and (ii) 250,000 shares issuable upon exercise of options granted or to be granted under the 1996 Stock Option Plan for Nonexecutive Employees and Consultants.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h), based upon the average of the high and low sales prices per share of the Registrant's Common Stock, as reported on The New York Stock Exchange on May 29, 2001.

                                     PART I
                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

 ITEM 1. PLAN INFORMATION.

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended, (the "Securities Act"). These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2.  REGISTRANT INFORMATION AND PLAN ANNUAL INFORMATION.

         Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this registration statement (which documents are incorporated by reference in the Section 10(a) prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428 (b) or additional information about the Plans are available without charge by contacting: Secretary, TETRA Technologies, Inc., 25025 I-45 North, The Woodlands, Texas 77380, (713) 367-1983.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         TETRA Technologies, Inc. (the "Company") incorporates herein by reference the following documents, as filed with the Securities and Exchange Commission (the "Commission"), as of their respective filing dates:

                  (a) The Company's Annual Report on Form 10-K (File No. 0-18335) for the fiscal year ended December 31, 2000;

                  (b) The Company's Quarterly Report on Form 10-Q (File No. 0-18335) for the quarter ended March 31, 2001; and

                  (c) The description of the Company's common stock, par value $0.01 per share, contained in the Company's registration statement on Form 8-A filed with the Commission on October 6, 1997 (File No. 0-18335), including any amendments and reports filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of the registration statement and the prospectus to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement or the prospectus.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The information required by Item 4 is not applicable to this registration statement because the class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The information required by Item 5 is not applicable to this registration statement.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been made to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145. Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

            The Company's Certificate of Incorporation contains a provision permitted by Delaware law that generally eliminates the personal liability of directors for monetary damages for breaches of their fiduciary duty, including breaches involving negligence or gross negligence in business combinations, unless the director has breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or a knowing violation of law, paid a dividend or approved a stock repurchase in violation of the Delaware General Corporation Law or obtained an improper personal benefit. This provision does not alter a director's liability under the federal securities laws. Also, this provision does not affect the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty.

            The Company's Bylaws also provide that directors and officers shall be indemnified against liabilities arising from their service as directors or officers to the fullest extent permitted by law, which generally requires that the individual act in good faith and in a manner he or she reasonably believes to be in or not opposed to the Company's best interests.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

      Exhibit
      Number         Description
      ------         ------------
        5.1          Opinion of Andrews & Kurth L.L.P.

       23.1          Consent of Ernst & Young LLP

       23.2          Consent of Andrews & Kurth L.L.P. (included in Exhibit 5.1)

       24.1          Power of Attorney (included in Part II of the Registration
                     Statement)

       99.1          TETRA Technologies, Inc. 1990 Stock Option Plan, as amended
                     (filed as Exhibit 10.8 to the Company's Form 10-K for the year ended December 31, 2000 and incorporated herein by reference)

       99.2          TETRA Technologies, Inc. 1996 Stock Option Plan for
                     Nonexecutive Employees and Consultants

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the

              Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Exchange Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The Woodlands, State of Texas, on the 24th day of May, 2001.

                                     TETRA TECHNOLOGIES, INC.

                                     By:  /s/ Geoffrey M. Hertel
                                          -------------------------------------
                                          Geoffrey M. Hertel
                                          President and Chief Operating Officer

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of TETRA Technologies, Inc. (the "Company") hereby constitutes and appoints Geoffery M. Hertel and Bass C. Wallace, Jr., or either of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

       SIGNATURE                                    TITLE                                    DATE

   /s/ J. Taft Symonds                           Chairman of the
---------------------------                     Board of Directors                        May 24, 2001
   J. Taft Symonds


 /s/ Geoffrey M. Hertel                 President, Chief Operating Officer
---------------------------                         and Director                          May 24, 2001
   Geoffrey M. Hertel               (Principal Executive and Financial Officer)


    /s/ Bruce A. Cobb                                Treasurer
---------------------------              (Principal Accounting Officer)                   May 24, 2001
       Bruce A. Cobb


    /s/ Hoyt Ammidon, Jr.
---------------------------                           Director                            May 24, 2001
        Hoyt Ammidon, Jr.


  /s/ Ralph S. Cunningham
---------------------------                           Director                            May 24, 2001
   Ralph S. Cunningham


    /s/ Tom H. Delimitros
---------------------------                           Director                            May 24, 2001
      Tom H. Delimitros


    /s/ Allen T. McInnes
---------------------------                           Director                            May 24, 2001
       Allen T. McInnes


    /s/ Kenneth P. Mitchell
---------------------------                           Director                            May 24, 2001
     Kenneth P. Mitchell


     /s/ Paul D. Coombs
---------------------------                           Director                            May 24, 2001
      Paul D. Coombs

                                  EXHIBIT INDEX

      Exhibit
      Number         Description
      ------         ------------
       *5.1          Opinion of Andrews & Kurth L.L.P.

      *23.1          Consent of Ernst & Young LLP

      *23.2          Consent of Andrews & Kurth L.L.P. (included in Exhibit 5.1)

      *24.1          Power of Attorney (included in Part II of the Registration
                     Statement)

       99.1          TETRA Technologies, Inc. 1990 Stock Option Plan, as amended
                     (filed as Exhibit 10.8 to the Company's Form 10-K for the year ended December 31, 2000 and incorporated herein by reference)

      *99.2          TETRA Technologies, Inc. 1996 Stock Option Plan for
                     Nonexecutive Employees and Consultants

* Filed Herewith